Exhibit 10.11

EG ACQUISITION CORP.

375 Park Avenue

24th Floor

New York, NY 10152

May 25, 2021

EG Sponsor LLC

375 Park Avenue

24th Floor

New York, NY 10152

Re:	Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement by and between EG Acquisition Corp. (the “Company”) and EG Sponsor LLC (“EG Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) for the initial public offering of the Company’s securities and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

i. EG Sponsor shall make available, or cause to be made available, to the Company certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company from time to time, situated at 375 Park Avenue, 24th Floor, New York, NY 10152 (or any successor location(s) of EG Sponsor). In exchange therefor, the Company shall pay EG Sponsor the sum of $10,000 per month commencing on the Effective Date and continuing monthly thereafter until the Termination Date.

ii. The Company shall make all payments by wire transfer of immediately available funds to an account designated by EG Sponsor or by such other method as may be reasonably acceptable to EG Sponsor. EG Sponsor hereby agrees that it does not have, and irrevocably waives, any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”), in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto with respect to the subject matter herein, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

EG Acquisition Corp.

By:	/s/ Gregg Hymowitz
Name:	Gregg Hymowitz
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

EG Sponsor LLC

By:	/s/ Matthew Lux
Name:	Matthew Lux
Title:	Chief Operating Officer

[Signature Page to Administrative Services Agreement]